UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2026

PROFUSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41177	86-3437271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 Bancroft Way, Suite A

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (925) 997-6925

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PFSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Secured Convertible Promissory Note and Warrant

On April 20, 2026, Profusa, Inc., a Delaware corporation (the “Company”), completed an additional closing under that certain Securities Purchase Agreement, dated as of February 11, 2025 (as amended, the “Purchase Agreement”), by and among the Company, Ascent Partners Fund LLC, a Delaware limited liability company (“Ascent”), as initial purchaser, and Ascent, as collateral agent for the purchasers party thereto. In connection with the additional closing, the Company issued to Ascent (i) a Senior Secured Convertible Promissory Note in the aggregate principal amount of $1,111,111.11 (the “Note”) and (ii) a Warrant to Purchase Shares of common stock of Profusa, Inc. entitling Ascent to purchase up to 3,333,333 shares of the Company’s common stock, par value $0.0001 per share (the “Warrant”), for an aggregate purchase price of $1,000,000.

The Note was issued with original issue discount and matures on April 20, 2027. Interest on the Note accrues at a rate of 12% per annum, payable in cash on the first day of each calendar month and on the maturity date. The Note is convertible, at the option of the holder, into shares of the Company’s common stock at a conversion price of $0.50 per share, subject to adjustment as set forth in the Note. The Note is subject to a beneficial ownership limitation of 4.99% of the Company’s outstanding common stock, which was increased to 9.99% pursuant to a notice delivered by Ascent on April 21, 2026, effective June 21, 2026. The Note includes customary events of default, including, among others, failure to pay principal or interest when due, breach of covenants or representations, bankruptcy or insolvency, and delisting of the Company’s common stock. Upon the occurrence of an event of default, the interest rate on the Note increases to 24% per annum, and the outstanding principal and accrued interest may become immediately due and payable at the election of the holder. The Company’s obligations under the Note are secured by substantially all of the Company’s assets pursuant to security agreements previously entered into in connection with the Purchase Agreement.

The Warrant has an exercise price of $0.50 per share, subject to adjustment, and is exercisable at any time on or prior to the fifth anniversary of the date of issuance. The Warrant may be exercised on a cash or cashless basis at the election of the holder. The Warrant is subject to a beneficial ownership limitation of 9.99% of the Company’s outstanding common stock. The Warrant includes customary anti-dilution adjustments for stock dividends, stock splits, and certain other corporate events, as well as adjustments upon the issuance of securities at a price below the then-current exercise price.

In connection with the issuance of the Warrant, the Company also entered into a side letter agreement (the “Side Letter”) with Ascent. Pursuant to the Side Letter, (i) Ascent waived certain defaults under the Purchase Agreement related to the timing of the delivery of the warrant required to be delivered in connection with a previous closing on April 2, 2026, (ii) the number of shares of common stock issuable upon exercise of the Warrant was increased from 1,111,111 shares to 3,333,333 shares, and (iii) the Company agreed to certain registration rights with respect to the shares of common stock issuable upon exercise of the Warrant, including demand and piggyback registration rights.

The foregoing descriptions of the Note, the Warrant, and the Side Letter do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, copies of which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Lock-Up Agreement

In connection with the issuance of the Warrant, Ascent Partners Fund LLC also entered into a Lock-Up Agreement (the “Lock-Up Agreement”) with the Company, dated as of April 20, 2026. Pursuant to the Lock-Up Agreement, Ascent agreed not to offer, sell, pledge, transfer, or otherwise dispose of shares of the Company’s common stock underlying the Warrant, or enter into any hedging or derivative transactions with respect to such shares, for a period of 120 days following the date of the Lock-Up Agreement (the “Lock-Up Period”), which Lock-Up Period is scheduled to expire on August 22, 2026. The Lock-Up Agreement contains customary exceptions. Any transferee receiving shares pursuant to a permitted transfer (other than in connection with a change of control transaction) is required to execute a lock-up agreement containing substantially similar terms. The Lock-Up Agreement is governed by the laws of the State of Delaware.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lock-Up Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Senior Secured Convertible Promissory Note, dated April 20, 2026, issued by the Company to Ascent Partners Fund LLC

10.2	Warrant to Purchase Shares of Common Stock, dated April 20, 2026, issued by the Company to Ascent Partners Fund LLC

10.3	Side Letter Agreement, dated April 20, 2026, between the Company and Ascent Partners Fund LLC

10.4	Lock-Up Agreement dated as of April 20, 2026, between the Company and Ascent Partners Fund LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 24, 2026	Profusa, Inc.

	By:	/s/ Ben Hwang
	Name:	Ben Hwang
	Title:	Chief Executive Officer

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